Exhibit 5.1
Skadden, Arps, Slate, Meagher & Flom LLP

525 UNIVERSITY AVENUE PALO ALTO, CALIFORNIA 94301 ________ TEL: (650) 470-4500 FAX: (650) 470-4570 www.skadden.com December 15, 2025

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ServiceNow, Inc.
2225 Lawson Lane
Santa Clara, California 95054

    Re:    ServiceNow, Inc.
        Registration Statement on Form S-8
Ladies and Gentlemen:
We have acted as special United States counsel to ServiceNow, Inc., a Delaware corporation (the “Company”), in connection its filing of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”), relating to the registration by the Company of an aggregate of 85,581 shares (the “Rollover Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), authorized for issuance pursuant to the Moveworks, Inc. Stock Incentive Plan (the “Stock Incentive Plan”) and an aggregate of 256,757 shares of Common Stock (the “Retention Shares”, and together with the “Rollover Shares”, the “Shares”), authorized for issuance pursuant to Moveworks, Inc. 2025 Equity Incentive Plan (the “Retention Plan”, and together with the Stock Incentive Plan, the “Assumed Plans”), each in connection with the completion of the Company’s acquisition of Moveworks, Inc., a Delaware corporation (“Moveworks”), on December 15, 2025, pursuant to the Agreement and Plan of Merger, dated as of March 9, 2025, by and among the Company, Moveworks, subsidiaries of the Company and certain other parties (such agreement, including the exhibits and schedules included therein, being hereinafter referred to as the “Merger Agreement”).
This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

ServiceNow, Inc.
December 15, 2025

In rendering the opinion stated herein, we have examined and relied upon the following:
(a)    an executed copy of the Merger Agreement;
(b)    the Registration Statement in the form filed with the Commission on the date hereof;
(c)    an executed copy of a certificate of Russell Elmer, Corporate Secretary of the Company, dated as of the date hereof (the “Officer’s Certificate”);
(d)    a copy of the Company’s Restated Certificate of Incorporation, in effect as of March 7, 2025 and as amended and in effect as of December 4, 2025, certified by the Secretary of State of the State of Delaware as of December 4, 2025 and certified pursuant to the Officer’s Certificate (the “Certificate of Incorporation”);
(e)    a copy of the Company’s Restated Bylaws, as amended and in effect as of March 7, 2025 and as of the date hereof and certified pursuant to the Officer’s Certificate;
(f)    a copy of certain resolutions adopted by the M&A Working Group of the Board of Directors of the Company on March 7, 2025 and certified pursuant to the Officer’s Certificate;
(g)    a copy of the Stock Incentive Plan; and
(h)    a copy of the Retention Plan.

As used herein, “Organizational Documents” means those documents listed in paragraphs (d) and (e) above.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties and the enforceability thereof against such parties. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Officer’s Certificate and the Certificate of Incorporation and the factual representations and warranties contained in the Merger Agreement.

ServiceNow, Inc.
December 15, 2025

In rendering the opinion stated herein, we have also assumed that (i) when issued in book-entry form, an appropriate account statement evidencing the Shares credited to the recipient’s account maintained with such transfer agent and registrar has been issued by such transfer agent, (ii) the issuance of the Shares will be properly recorded in the share registry of the Company; (iii) each award agreement pursuant to which rights to acquire Shares or other awards are granted pursuant to the Assumed Plans will be consistent with the Assumed Plans and will be duly authorized, executed and delivered by the parties thereto; and (iv) the consideration received by the Company for each of the Shares delivered pursuant to the Assumed Plans shall not be less than the per share par value of the Shares.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL, and, when issued, delivered and paid for in accordance with the terms of the Assumed Plans and the applicable award agreement, the Shares will be validly issued, fully paid and nonassessable.

In addition, in rendering the foregoing opinion, we have assumed that:

(a)the Company’s issuance of the Shares does not and will not (i) except to the extent expressly stated in the opinion contained herein, violate any statute to which the Company or such issuance is subject, or (ii) constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Organizational Documents or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company contained in such agreements or instruments), and we have further assumed that the Company will continue to have sufficient authorized shares of Common Stock; and

(b)the Company’s authorized capital stock is as set forth in the Certificate of Incorporation, and we have relied solely on the certified copy thereof issued by the Secretary of State of the State of Delaware and have not made any other inquiries or investigations.

This opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinion in transactions of this type.
We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and

ServiceNow, Inc.
December 15, 2025

regulations of the Commission promulgated thereunder. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in the applicable laws.
Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP
TJI